As filed with the Securities and Exchange Commission on December 21, 2022
Registration No. 333-261810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAGERTY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	6331	86-1213144
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
121 Drivers Edge
Traverse City, Michigan 49684
(800) 922-4050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Barbara E. Matthews
General Counsel and Corporate Secretary
121 Drivers Edge
Traverse City, Michigan 49684
(800) 922-4050
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kevin Criddle
Andrew Ledbetter
DLA Piper LLP (US)
2525 E. Camelback Road, Suite 1000
Phoenix, Arizona 85016-4232
Tel: (480) 606-5100
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On December 21, 2021, Hagerty, Inc. (“Hagerty”) filed a Registration Statement on Form S-1 (File No. 333-261810), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2021 (as amended, the “Registration Statement”). The Registration Statement registered (i) the resale by the selling securityholders named therein of up to 73,832,500 shares of Class A common stock, par value $0.0001 per share, of Hagerty (“Class A Common Stock”), (ii) the issuance by Hagerty of up to 5,750,000 shares of Class A Common Stock upon exercise of the warrants issued to the public as part of the units in Aldel Financial Inc.’s (“Aldel”) initial public offering (the “Public Warrants”), (iii) the issuance by Hagerty and resale by the selling securityholders of up to (A) 12,669,300 shares of Class A Common Stock upon exercise of the warrants (the “PIPE Warrants”) that were issued to certain qualified institutional buyers and accredited investors pursuant to subscription agreements dated as of August 17, 2021, (B) 1,300,000 shares of Class A Common Stock upon exercise of the warrants (the “OTM Warrants”) originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with Aldel’s initial public offering, (C) 28,750 shares of Class A Common Stock upon exercise of the warrants (the “Underwriter Warrants”) originally issued to ThinkEquity LLC in connection with Aldel’s initial public offering, and (D) 257,500 shares of Class A Common Stock upon exercise of the warrants (the “Private Placement Warrants” and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Underwriter Warrants, the “Warrants”) originally issued in a private placement in connection with Aldel’s initial public offering, (iv) the issuance by us and resale by the selling securityholders of up to 251,033,906 shares of Class A Common Stock issuable upon exchange of shares of Class V common stock, par value $0.0001 per share, of Hagerty and units in The Hagerty Group, LLC (“OpCo Units”), and (v) the resale by the selling securityholders of up to 12,669,300 PIPE Warrants, 257,500 Private Placement Warrants, 1,300,000 OTM Warrants and 28,750 Underwriter Warrants.
On April 6, 2022, Hagerty filed Post-Effective Amendment No. 1 to the Registration Statement to update the Registration Statement with information contained in Hagerty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and to update certain other information in the Registration Statement.
On August 9, 2022, Hagerty and its subsidiary, The Hagerty Group, LLC, entered into a Contribution and Exchange Agreement (the “BAG Agreement”) with Broad Arrow Holdings LLC, Broad Arrow Group, Inc. (“Broad Arrow”), and certain other contributor parties thereto, pursuant to which, in exchange for the remaining outstanding shares of Broad Arrow common stock, The Hagerty Group, LLC issued Broad Arrow’s U.S. stockholders 4,724,560 OpCo Units (the “BAG Units”), each exchangeable into one share of Hagerty Class A Common Stock, and Hagerty issued 713,684 shares of Class A Common Stock to certain non-U.S. Broad Arrow stockholders.
This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the Registration Statement (“Post-Effective Amendment No. 2”), is being filed to (i) convert the Registration Statement into a registration statement on Form S-3, (ii) include an updated prospectus relating to the offering and sale of Class A Common Stock that was registered for resale on the Registration Statement, (iii) increase the number of shares of Class A Common Stock being issued by Hagerty to 275,764,016 shares by adding 4,724,560 shares of Class A Common Stock underlying the BAG Units issued to Broad Arrow’s U.S. stockholders and (iv) update the number of shares of Class A Common Stock being resold by the selling securityholders named in this prospectus (the “Selling Securityholders”) to 344,560,200 reflecting the addition of (1) 4,724,560 shares of Class A Common Stock underlying the BAG Units issued to Broad Arrow’s U.S. stockholders and (2) 713,684 shares of Class A Common Stock issued to Broad Arrow’s non-U.S. stockholders, each in connection with the BAG Agreement, and to include information regarding the additional Selling Securityholders added thereby.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 21, 2022
Up to 275,764,016 Shares of Class A Common Stock Issuable Upon Exercise of Warrants, Exchange of Class V Common Stock and Exchange of OpCo Units
Up to 344,560,200 Shares of Class A Common Stock Offered by the Selling Securityholders
Up to 12,669,300 PIPE Warrants Offered by the Selling Securityholders
Up to 1,300,000 OTM Warrants Offered by the Selling Securityholders
Up to 257,500 Private Placement Warrants Offered by the Selling Securityholders
Up to 28,750 Underwriter Warrants Offered by the Selling Securityholders

This prospectus relates to (i) the resale by selling securityholders named herein (the “Selling Securityholders”) of up to 74,546,184 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) the issuance by us of up to 5,750,000 shares of Class A Common Stock upon exercise of the warrants issued to the public as part of the units in Aldel Financial, Inc.’s (“Aldel”) initial public offering (the “Public Warrants”), (iii) the issuance by us and resale by certain Selling Securityholders of up to (A) 12,669,300 shares of Class A Common Stock upon exercise of the warrants (the “PIPE Warrants”) that were issued to certain qualified institutional buyers and accredited investors pursuant to subscription agreements dated as of August 17, 2021, (B) 1,300,000 shares of Class A Common Stock upon exercise of the warrants (the “OTM Warrants”) originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with Aldel’s initial public offering, (C) 257,500 shares of Class A Common Stock upon exercise of the warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with Aldel’s initial public offering, and (D) 28,750 shares of Class A Common Stock upon exercise of the warrants (the “Underwriter Warrants”, and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Private Placement Warrants, the “Warrants”), originally issued to ThinkEquity LLC in connection with Aldel’s initial public offering, (iv) the issuance by us and resale by certain Selling Securityholders of up to 251,033,906 shares of Class A Common Stock issuable upon exchange of our shares of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), and units in The Hagerty Group, LLC (“OpCo Units”), (v) the issuance by us and resale by certain Selling Securityholders of up to 4,724,560 shares of Class A Common Stock issuable upon exchange of OpCo Units, and (vi) the resale by certain Selling Securityholders of up to 12,669,300 PIPE Warrants, 1,300,000 OTM Warrants, 257,500 Private Placement Warrants, and 28,750 Underwriter Warrants.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell shares of Class A Common Stock or Warrants in the section entitled “Plan of Distribution.”
We will pay all fees and expenses in connection with the registration of the securities pursuant to this prospectus and we will not receive any proceeds from the sale of the shares of Class A Common Stock or Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash or the sale of previously unregistered shares.
This prospectus provides you with a general description of the securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Common Stock and our Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “HGTY” and “HGTY.WT,” respectively. On December 16, 2022, the closing price of our Class A Common Stock was $8.05 and the closing price for our Public Warrants was $2.06.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 21, 2022.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context indicates otherwise, references to “Hagerty,” “Company,” “we,” “us,” “our” and similar terms refer to Hagerty, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “Aldel” refer to the Company prior to the consummation of the Business Combination (as defined herein).
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, post-effective amendment to the registration statement or documents to which we otherwise refer you.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement, if any, is delivered or securities are sold on a later date.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or amendment may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 or in releases made by the SEC, all as may be amended from time to time. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These forward-looking statements can often be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Examples of forward-looking statements include, among others, statements we make regarding:
•our expectations for our results of operations, financial condition and cash flows;
•our ability to compete effectively within our industry and attract and retain members;
•our ability to maintain key strategic relationships with our insurance distribution and underwriting carrier partners;
•developments and projections relating to our competitors and industry;
•our ability to expand the scope of our membership products and offerings;
•our anticipated growth rates and market opportunities;
•our ability to manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services;
•the rate of adoption of our membership products as well as any new insurance programs and products we offer;
•our ability to manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation;
•the frequency or severity of claims;
•our ability to manage risks associated with being a controlled company; and
•our ability to successfully defend any litigation, government inquiries, and investigations.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions. The forward-looking statements contained in this prospectus are based on management’s current expectations, assumptions and beliefs concerning future developments, but actual results may differ materially due to various risks and uncertainties, some of which are beyond our control. These risks and uncertainties include, but are not limited to, those described in (i) the “Risk Factors” section in this prospectus, (ii) “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, and (iii) other of our filings with the SEC incorporated by reference herein.
We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or after the date of the documents incorporated by reference herein or to conform these statements to actual results or revised expectations.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should carefully read this entire prospectus and the registration statement of which this prospectus is a part, including the information set forth under the heading “Risk Factors” and our financial statements.
Our Business
Company Overview
We are a global market leader in providing insurance for classic and enthusiast vehicles and we have built an industry-leading automotive enthusiast platform that engages, entertains, and connects with subscribing members. At Hagerty, everything begins and ends with the love of cars – an innate passion that fuels our unique membership model and cultivates deep, personal connections with more than 2.6 million members worldwide.
Hagerty was founded in 1984, and initially focused on providing insurance coverage for antique boats. Today, our goal is to scale an organization capable of building an ecosystem of products, services, and entertainment for car lovers that catalyzes their passion for cars and driving.
Business Combination
On December 2, 2021, through The Hagerty Group, LLC, a Delaware limited liability company (“The Hagerty Group”), we completed our initial business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”) with Aldel Financial Inc. (“Aldel”) and Aldel Merger Sub LLC (“Merger Sub”), with The Hagerty Group surviving as our wholly owned subsidiary immediately following the Business Combination. In connection with the closing of the Business Combination, we changed our name from Aldel Financial Inc. to Hagerty, Inc.
Pursuant to the terms of the Business Combination Agreement, (i) Merger Sub was merged with and into The Hagerty Group, where upon the separate limited liability company existence of Merger Sub ceased to exist and The Hagerty Group became the surviving company and continues to exist under the Delaware Limited Liability Company Act and (ii) the existing limited liability company agreement of The Hagerty Group was amended and restated to, among other things, make Aldel a member of The Hagerty Group.
Also on December 2, 2021, we sold to a number of purchasers (each, a “Subscriber”) an aggregate of 70,385,000 shares of Aldel Common Stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A Common Stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”) for an aggregate purchase price of $703.9 million (the “PIPE Financing”), pursuant to separate subscription agreements entered into effective as of August 17, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Securities.
Our Class A Common Stock and our Public Warrants are currently listed on the NYSE under the symbols “HGTY” and “HGTY.WT,” respectively.
The rights of holders of our Class A Common Stock and Warrants are governed by our Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), our Amended and Restated Bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Public Warrants, OTM Warrants, Underwriter Warrants and Private Placement Warrants, the Warrant Agreement dated as of April 8, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent, and in the case of the PIPE Warrants, the Warrant Agreement dated as of December 2, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent. See the section entitled “Description of Securities.”

Corporate Information
The first Hagerty company was founded in 1984 under the name Hagerty Marine Insurance Agency, Inc. The Hagerty Group, LLC was formed in 2009 and completed the Business Combination with Aldel in 2021 pursuant to which The Hagerty Group succeeded to its reporting obligations and Aldel changed its name to Hagerty, Inc. Our principal executive offices are located at 121 Drivers Edge, Traverse City, Michigan 49684, and our telephone number is (800) 922-4050. Our website address is Hagerty.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.
We own various U.S. federal trademarks and unregistered trademarks, including our company name, logo and solution names and other trade or service marks. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;
•an exemption from compliance with the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and
•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period and, accordingly, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult.
We may take advantage of this relief until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Aldel common stock in Aldel’s initial public offering. We may choose to take advantage of some but not all of these reduced reporting burdens.

THE OFFERING

Issuer	Hagerty, Inc.

Shares of Class A Common Stock offered by us	275,764,016 shares of Class A Common Stock issuable upon exercise of the Warrants and upon exchange of shares of Class V Common Stock and OpCo Units.

Shares of Class A Common Stock offered by the Selling Securityholders	Up to 344,560,200 shares of Class A Common Stock.

Warrants Offered by the Selling Securityholders	Up to 12,669,300 PIPE Warrants, up to 1,300,000 OTM Warrants, up to 257,500 Private Placement Warrants, and up to 28,750 Underwriter Warrants.

Shares of Class A Common Stock Outstanding	83,202,969 shares of Class A Common Stock (as of December 1, 2022).

Shares of Class V Common Stock Outstanding	251,033,906 shares of Class V Common Stock (as of December 1, 2022).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants and exchange of all shares of Class V Common Stock and OpCo Units on a one-for-one basis	358,444,985 (based on total shares outstanding as of December 1, 2022).

Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We may receive proceeds equal to the aggregate exercise price paid from the exercise of any Warrants which are exercised for cash. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Market for Common Stock and Warrants	Our Class A Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HGTY” and “HGTY.WT,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. See “Where You Can Find More Information; Incorporation by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our Class A Common Stock and might cause you to lose all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We may receive proceeds equal to the aggregate exercise price paid from the exercise of any Warrants which are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness.
The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred in disposing of their Class A Common Stock. Pursuant to (i) an Amended and Restated Registration Rights Agreement entered into by us and certain of our stockholders dated as of August 17, 2021 (the “Registration Rights Agreement”) and (ii) the Contribution and Exchange Agreement dated as of August 9, 2022, by and between Hagerty, The Hagerty Group, LLC, Broad Arrow Holdings LLC, Broad Arrow Group, Inc. (“Broad Arrow”), and certain other contributor parties thereto (the “BAG Agreement”), we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DESCRIPTION OF SECURITIES
The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Amended and Restated Charter. We urge you to read the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter provides that the total number of authorized shares of all classes of capital stock is 820,000,000 shares, consisting of the below described classes, including 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, 300,000,000 shares of Class V Common Stock, par value $0.0001 per share and 20,000,000 shares of Preferred Stock, par value $0.0001 per share.
As of December 1, 2022, there were 83,202,969 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock and no shares of Preferred Stock outstanding.
Common Stock
The holders of Class A Common Stock are entitled to one vote for each such share. The holders of Class V Common Stock are entitled to 10 votes for each such share until the earlier of (1) the date on which such share of Class V Common Stock is transferred other than pursuant to a Qualified Transfer (as defined in the Amended and Restated Charter) or (2) the date that is 15 years from the effective date of the Amended and Restated Charter (December 2, 2036). The holders of shares of Common Stock do not have cumulative voting rights.
The holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions as declared by the Board of Directors of the Company (the “Board”), equally on a per share basis. The holders of Class V Common Stock are not entitled to receive dividends.
No holder of shares of Common Stock (in its capacity as such and without limiting any contractual rights) is entitled to preemptive rights.
In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class V Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Exchange of Shares
In connection with the Business Combination, we entered into an Exchange Agreement (the “SPAC Exchange Agreement”) with Markel Corporation (“Markel”), Hagerty Holding Corp. (“HHC”), and The Hagerty Group. Pursuant to the SPAC Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the SPAC Exchange Agreement, to exchange a coupled interest of OpCo Units and shares of Class V Common Stock for shares of Class A Common Stock or, in the event that net cash proceeds are received from a new permanent equity offering and at our option, cash.
In connection with our acquisition of the remaining equity of Broad Arrow, we entered into (i) the BAG Agreement pursuant to which, The Hagerty Group issued 4,724,560 OpCo Units (the “BAG Units”) to Broad Arrow’s U.S. stockholders and (ii) an Exchange Agreement dated August 9, 2022, by and among us, The Hagerty Group and Broad Arrow’s U.S. stockholders (the “BAG Exchange Agreement”), pursuant to which, the recipients of BAG Units under the BAG Agreement have the right to exchange their BAG Units for shares of our Class A Common Stock on a one-for-one basis, on the terms and conditions contained in the BAG Exchange Agreement.

Preferred Stock
The Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
The Public Warrants will expire at 5:00 PM, New York City time, on December 2, 2026 or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.
We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If our shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
If the closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of the Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, we may redeem the outstanding warrants for cash upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, in whole and not in part, at a price of $0.01 per warrant;
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.
In the event we determine to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.
If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class

A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
Private Placement Warrants
Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) became transferable, assignable or salable on April 12, 2022 (except, in certain limited exceptions) to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Each Private Placement Warrant became exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on December 2, 2022, and subject to additional vesting requirements. The Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis so long as they are held by the transferees of the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Private Placement Warrants expire on December 2, 2026.
If holders of the Private Placement Warrants elect to exercise the Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
OTM Warrants
Except as described in this section, the OTM Warrants have terms and provisions that are identical to the Public Warrants. Each OTM Warrant will be exercisable for one share of Class A Common Stock at a price of $15.00 per share, subject to adjustments, commencing on December 2, 2022, and subject to additional vesting requirements. The initial purchasers, or their permitted transferees, have the option to exercise the OTM Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the OTM Warrants are held by holders other than the initial purchasers or their permitted transferees, the OTM Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The OTM Warrants expire on December 2, 2031.
If holders of the OTM Warrants elect to exercise the OTM Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Underwriter Warrants
Except as described in this section, the Underwriter Warrants have terms and provisions that are identical to the Public Warrants. Each Underwriter Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments. The Underwriter Warrants may be exercised only for a whole number of shares of Class A Common Stock. The Underwriter Warrants are entitled to registration rights and for so long as they are held by the underwriters, will not be exercisable more than five years from April 8, 2021 in accordance with FINRA Rule 5110(g)(8)(A). The initial purchasers, or their permitted transferees, have the option to exercise the Underwriter Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the Underwriter Warrants are held by holders other than the initial purchasers or their permitted transferees, the Underwriter Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Underwriter Warrants expire on December 2, 2026.
If holders of the Underwriter Warrants elect to exercise the Underwriter Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
PIPE Warrants
Except as described in this section, the PIPE Warrants have terms and provisions that are identical to the Public Warrants. Each PIPE Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on January 1, 2022. The PIPE Warrants may be exercised on a cashless basis. The PIPE Warrants expire on December 2, 2026.
If holders of the PIPE Warrants elect to exercise the PIPE Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class

A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Sponsor Warrant Lock-up Agreement
In connection with the completion of the Business Combination, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:
•the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination;
•the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination; and
•prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any future cash dividends will be within the discretion of the Board at such time.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of shares of common stock then-outstanding; or
•the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights
We are party the Registration Rights Agreement, pursuant to which we granted to the Holders (as defined in the Registration Rights Agreement) certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to certain lock-up restrictions referenced therein).
The Holders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Holders are entitled to participate in four demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Holders have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of securities effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Holders thereunder.
We additionally granted certain registration rights, including customary demand registration rights, which are subject to customary terms and conditions pursuant to the terms of the BAG Agreement to Broad Arrow’s stockholders with respect to the shares of Class A Common Stock underlying the BAG Units issued to Broad Arrow’s U.S. stockholders and shares of Class A Common Stock issued to Broad Arrow’s foreign stockholders.
Anti-Takeover Effects of Delaware Law and The Amended and Restated Charter
Some provisions of Delaware law, the Amended and Restated Charter and the Amended and Restated Bylaws contain or will contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares. These provisions are in addition to the fact that we are a “controlled company” under NYSE listing rules, which effectively results in our controlling holders being able to determine whether control of our company should change.
Stockholder Meetings
Special meetings of stockholders may be called by the chairperson of the Board, the chief executive officer (or his or her designee) or the Board, and, until a Control Trigger Event (as defined in the Amended and Restated Bylaws) occurs, by stockholders holding a majority of the voting power of the Company.
Advance Notification of Stockholder Nominations and Proposals
Our Amended and Restated Bylaws include advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.
Stockholder Action by Written Consent
The Amended and Restated Charter provides that any action required or permitted to be taken by the stockholders may be effected (i) at a duly called annual or special meeting of the stockholders or (ii) until a Control Trigger Event has occurred, by written consent in lieu of a meeting.
Removal of Directors
Directors may be removed (i) prior to a Control Trigger Event for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) after a Control Trigger

Event, by the stockholders of the Company only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Stockholders Not Entitled to Cumulative Voting
The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.
Exclusive Forum
The Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of us under Delaware law; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us, our directors, officers or other employees arising under the DGCL, our Amended and Restated Charter or the Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of Hagerty, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, is the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.
Amendment of Charter Provisions
The Amended and Restated Charter requires an affirmative vote of holders of the majority of the voting power of the outstanding shares of capital stock for the amendment, alteration, change or repeal of any provision in the charter; provided, however, that upon a Control Trigger Event the affirmative vote of the holders of at least 75% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII or Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock or Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock or Warrants after the date of this prospectus.
Our registration of the shares of Class A Common Stock and Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under agreements between us and the Selling Securityholders, described elsewhere in this prospectus. These agreements obligate us to file one or more registration statements to register the resales of securities by the Selling Securityholders. Other than as described below or elsewhere in this prospectus, none of the selling securityholders has any material relationship with us or any of our predecessors or affiliates.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 13, 2021, or December 1, 2022 in the case of the Broad Arrow stockholders, concerning the Class A Common Stock and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. The securities beneficially owned after the offering assumes that each Selling Securityholder will have sold all securities offered hereby. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering		Offered Hereby		After the Offering
Name of the Selling Security holder	Class A Common Stock	Warrants(1)	Class A Common Stock	Warrants	Class A Common Stock	Percentage	Warrants	Percentage
PIPE Investors
State Farm Mutual Automobile Insurance Company(2)(3)	59,000,000	9,000,000	59,000,000	9,000,000	—	—	—	—
Markel Corporation(3)(4)	78,540,000	540,000	78,540,000	540,000	—	—	—	—
Wasatch Ultra Growth Fund (CRONUS & CO. f/b/o Wasatch Ultra Growth Fund)(5)	2,950,000	450,000	2,950,000	450,000	—	—	—	—
Wasatch Core Growth Fund (CONE & CO. f/b/o Wasatch Core Growth Fund)(6)	3,540,000	540,000	3,540,000	540,000	—	—	—	—
T. Rowe Price Small-Cap Value Fund, Inc.(7)	1,686,560	257,272	1,686,560	257,272	—	—	—	—
T. Rowe Price U.S. Small-Cap Value Equity Trust(8)	625,157	95,363	625,157	95,363	—	—	—	—
T. Rowe Price U.S. Equities Trust(9)	28,351	4,325	28,351	4,325	—	—	—	—
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(10)	19,932	3,040	19,932	3,040	—	—	—	—
Financial Opportunity Fund LLC(11)	354,000	54,000	354,000	54,000	—	—	—	—
Aldel LLC(12)	4,610,000	360,000	2,360,000	360,000	2,250,000	*	—	—
Jonathan Ashley(13)	147,500	22,500	147,500	22,500	—	—	—	—
James Blakemore and Grace Hackmeier(14)	118,000	18,000	118,000	18,000	—	—	—	—

	Before the Offering		Offered Hereby		After the Offering
Name of the Selling Security holder	Class A Common Stock	Warrants(1)	Class A Common Stock	Warrants	Class A Common Stock	Percentage	Warrants	Percentage
Lawrence A. Bowman Exempt Descendants’ Trust(15)	118,000	18,000	118,000	18,000	—	—	—	—
Lawrence A. Bowman Revocable Trust(16)	118,000	18,000	118,000	18,000	—	—	—	—
Zak Brown(17)	59,000	9,000	59,000	9,000	—	—	—	—
William E. Connor II Living Trust(18)	236,000	36,000	236,000	36,000	—	—	—	—
Feiber-Buhr Family Trust(19)	118,000	18,000	118,000	18,000	—	—	—	—
LMH Family Insurance Partnership(20)	1,180,000	180,000	1,180,000	180,000	—	—	—	—
Irvin R. Kessler(21)	236,000	36,000	236,000	36,000	—	—	—	—
Apex Foundation(22)	354,000	54,000	354,000	54,000	—	—	—	—
Ryan R Porter(23)	59,000	9,000	59,000	9,000	—	—	—	—
PC Investments LLC(24)	354,000	54,000	354,000	54,000	—	—	—	—
RRRR Investments LLC(25)	236,000	36,000	236,000	36,000	—	—	—	—
Craig McWilliam(26)	59,000	9,000	59,000	9,000	—	—	—	—
Moglia Family Foundation(27)	47,200	7,200	47,200	7,200	—	—	—	—
Moglia Capital LLC(28)	47,200	7,200	47,200	7,200	—	—	—	—
Moglia Trust 2(29)	23,600	3,600	23,600	3,600	—	—	—	—
Charles Eugene Nearburg(30)	642,500	45,000	320,000	45,000	322,500	*	—	—
O’Neill Trust, Dated April 10,1996(31)	59,000	9,000	59,000	9,000	—	—	—	—
Andrew Pisker(32)	118,000	18,000	118,000	18,000	—	—	—	—
Trousdale Sarosphere, LLC(33)	826,000	126,000	826,000	126,000	—	—	—	—
ESS Investments Two LLC(34)	129,800	19,800	129,800	19,800	—	—	—	—
Project GTO LLC(35)	2,360,000	360,000	2,360,000	360,000	—	—	—	—
William and Cheryl Swanson Revocable Trust UTD 9/28/2000(36)	472,000	72,000	472,000	72,000	—	—	—	—
Lake Avenue Investments, LLC(37)	2,680,000	180,000	1,180,000	180,000	1,500,000	*	—	—
Broad Arrow Stockholders
Quadrifoglio Holdings LLC(38)	2,044,272	—	2,044,272	—	—	—	—	—
Dinosaur Collectibles LLC(39)	551,833	—	551,833	—	—	—	—	—
William (Alexander) Weaver(40)	417,762	—	417,762	—	—	—	—	—
William Ruprecht Revocable Trust(41)	237,039	—	237,039	—	—	—	—	—
Vollgas Holdings LLC(42)	362,201	—	362,201	—	—	—	—	—
CJ7 Holdings, LLC(43)	314,794	—	314,794	—	—	—	—	—
Ian S. Kelleher(44)	271,512	—	271,512	—	—	—	—	—
David Swig(45)	187,027	—	187,027	—	—	—	—	—
Donnie Gould Restorations, Inc.(46)	216,279	—	216,279	—	—	—	—	—
CR Ramsey Potts(47)	121,841	—	121,841
Christianus Johannes Le Blanc(48)	670,352	—	670,352	—	—	—	—	—
Madeline Baker(49)	43,332	—	43,332	—	—	—	—	—
Directors and Executive Officers
Robert I. Kauffman(50)	8,257,500	1,267,500	25,000	—	8,232,500	*	1,267,500	*
William H. Swanson(51)	472,000	72,000	—	—	472,000	*	72,000	*
Sponsor Investors
FG SPAC Partners LP.(52)	1,150,000	650,000	1,150,000	650,000	—	—	—	—
Aldel Investors LLC(53)	3,622,500	907,500	3,622,500	907,500	—	—	—	—

	Before the Offering		Offered Hereby		After the Offering
Name of the Selling Security holder	Class A Common Stock	Warrants(1)	Class A Common Stock	Warrants	Class A Common Stock	Percentage	Warrants	Percentage
Other Selling Securityholders
Hagerty Holding Corp.(3)(54)	176,033,906	—	176,033,906	—	—	—	—	—
Other Selling Stockholders(55)	602,750	28,750	211,250	28,750	391,500*	*	—	—
__________________
*less than 1%
(1)Reflects ownership of the underlying shares without regard to any contractual obligations that limit exercisability.
(2)Consists of 50,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000,000 of PIPE Warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.
(3)The Company, Hagerty Holding Corp., a close corporation under Delaware law (“HHC”), Markel Corporation (“Markel”) and State Farm Mutual Automobile Insurance Company (“State Farm”) are parties to an Investor Rights Agreement, dated August 17, 2021 and effective at the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things: (a) HHC will have the right to nominate (1) two directors for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination and (2) one director for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 25% of the common stock of the Company that it owns as of the closing of the Business Combination; (b) Markel will have the right to nominate one director for election by the stockholders of the Company for so long as Markel and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination; and (c) State Farm will have the right to nominate one director for election by the stockholders of the Company for so long as State Farm and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination. Each of HHC, Markel and State Farm agreed to vote its shares of common stock in the Company in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.
(4)Consists of 75,000,000 shares of Class V Common Stock and an equal number of OpCo Units issued to Markel Corporation in the Business Combination, 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing, and 540,000 PIPE Warrants. A share of Class V Common Stock and an OpCo Unit are exchangeable into shares of Class A Common Stock on a one-for-one basis pursuant to the SPAC Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.
(5)Consists of 2,500,000 shares of Class A Common Stock purchased in the PIPE Financing and 450,000 PIPE Warrants. John Malooly, as portfolio manager, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Cronus & Co. f/b/o Wasatch Ultra Growth Fund. Wasatch Ultra Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(6)Consists of 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 540,000 PIPE Warrants. J.B. Taylor, Paul Lambert and Mike Valentine, as portfolio managers, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Cone & Co. f/b/o Wasatch Core Growth Fund. Wasatch Core Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(7)Consists of 1,429,288 shares of Class A Common Stock purchased in the PIPE Financing and 257,272 PIPE Warrants. T. Rowe Price Associates, Inc. (“T. Rowe Price”) serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Small-Cap Value Fund, Inc.; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Small-Cap Value Fund, Inc.’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(8)Consists of 529,794 shares of Class A Common Stock purchased in the PIPE Financing and 95,363 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Small-Cap Value Equity Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Small-Cap Value Equity Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Small-Cap Value Equity Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(9)Consists of 24,026 shares of Class A Common Stock purchased in the PIPE Financing and 4,325 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Equities Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Equities Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Equities Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(10)Consists of 16,892 shares of Class A Common Stock purchased in the PIPE Financing and 3,040 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund and T. Rowe Price may be deemed to be the beneficial owner over the securities held by MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(11)Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Martin Friedman as managing member of FJ Capital Management LLC, the managing member of Financial Opportunity Fund LLC, exercises voting and investment power with respect to the securities. Martin Friedman and FJ Capital Management may be deemed to be the beneficial owners of the securities held by Financial Opportunity Fund LLC. Financial Opportunity Fund LLC’s business address is 7901 Jones Branch Drive, Suite 210, McLean VA 22102.
(12)Consists of (a) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 360,000 PIPE Warrants, (c) 1,500,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, and (d) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. Robert I. Kauffman is the managing member of Aldel LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC. Aldel LLC’s business address is 5223-A Lakeview Road Charlotte, NC 28269.
(13)Consists of 125,000 shares of Class A Common Stock purchased in the PIPE Financing and 22,500 PIPE Warrants.
(14)Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants.
(15)Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Exempt Descendants’ Trust, has sole voting and dispositive investment power over the securities held by it.
(16)Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Revocable Trust, has sole voting and dispositive investment power over the securities held by it.
(17)Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants.
(18)Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants. William E. Connor II, as trustee of the William E. Connor II Living Trust, has sole voting and dispositive investment power over the securities held by it.
(19)Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Jonathan Feiber and Heather Buhr, as trustees of the Feiber-Buhr Family Trust, have sole voting and dispositive investment power over the securities held by it.
(20)Consists of 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 180,000 PIPE Warrants. Robert C. Rice, as trustee, has sole voting and dispositive investment power with respect to the securities.
(21)Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants.
(22)Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Ryan Porter, as Treasurer of Apex Foundation, exercises sole voting and dispositive investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Apex Foundation.
(23)Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants held by the Ryan R. Porter Roth IRA. Ryan Porter has sole voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by the Ryan R Porter Roth IRA.
(24)Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Ryan Porter, as Manager of PC Investments LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by PC Investments LLC. PC Investments LLC’s business address is One 100th Ave NE, Bellevue, WA 98004.
(25)Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants.
(26)Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants.
(27)Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 PIPE Warrants. Joseph H. Moglia, as trustee of Moglia Family Foundation exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Family Foundation. Moglia Family Foundation’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.
(28)Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 PIPE Warrants. Joseph H. Moglia, as managing member exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Capital LLC. Moglia Capital LLC’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.
(29)Consists of 20,000 shares of Class A Common Stock purchased in the PIPE Financing and 3,600 PIPE Warrants. Robert C. Weeks, as trustee of Moglia Trust 2 exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Trust 2. Moglia Trust 2’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.
(30)Consists of (a) 250,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 215,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, (c) 107,500 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, (d) 25,000 shares of Class A Common Stock issued upon conversion of Founder Shares, and (e) 45,000 PIPE Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.
(31)Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants. Jeffrey O’Neill and Darice O’Neill, as trustees of the O’Neill Trust, Dated April 10, 1996 exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by O’Neill Trust, Dated April 10, 1996.
(32)Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants.
(33)Consists of 700,000 shares of Class A Common Stock purchased in the PIPE Financing and 126,000 PIPE Warrants. Philip Sarofim, the sole member of Trousdale Ventures, LLC, the managing member of Trousdale Sarosphere, LLC exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Trousdale Sarosphere, LLC. Trousdale Sarosphere, LLC’s business address is PO Box 52830, Houston, TX 77010.

(34)Consists of 110,000 shares of Class A Common Stock purchased in the PIPE Financing and 19,800 PIPE Warrants. Erickson Shirley, as Manager of ESS Investments Two LLC, exercises sole voting and investment power with respect to the securities. ESS Investments Two LLC’s business address is P.O. Box 685, Medina, WA, 98039.
(35)Consists of 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 360,000 PIPE Warrants. John Stafford III, as the sole owner of Project GTO LLC, exercises sole voting and investment power with respect to the securities. Project GTO LLC’s business address is 5758 W. Fillmore Street, Chicago, IL 60644.
(36)Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 shares PIPE Warrants. William H. Swanson and Cheryl K. Swanson are the trustees of the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000.
(37)Consists of (a) 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 1,000,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, (c) 500,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, and (d) 180,000 PIPE Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. S. Robson Walton exercises sole investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Lake Avenue Investments, LLC. Lake Avenue Investments, LLC’s business address is One Riverfront Place, 8th floor, North Little Rock, AR, 72114.
(38)Consists of 2,044,272 BAG Units. Kenneth Ahn and Ahreum Kim exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Quadrifoglio Holdings LLC. Quadrifoglio Holdings LLC’s business address is 31065 Lucerne Drive, Franklin, MI 48025.
(39)Consists of 551,833 BAG Units. Andrew Barnard Ruprecht exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Dinosaur Collectibles LLC. Dinosaur Collectibles LLC’s business address is 80 Sherwood Ave, Greenwich, CT 06831.
(40)Consists of 417,762 BAG Units.
(41)Consists of 237,039 BAG Units. William Ruprecht is the trustee of the William Ruprecht Revocable Trust UTD 9/28/2000 and has sole voting and dispositive power over its securities.
(42)Consists of 362,201 BAG Units. Alain Squindo and Sunny Squindo exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Vollgas Holdings LLC. Vollgas Holdings LLC’s business address is 379 St. Clair, Grosse Pointe, MI 48230.
(43)Consists of 314,794 BAG Units. Michael Mortorano exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by CJ7 Holdings, LLC. CJ7 Holdings, LLC’s business address is 1639 Jobeth Avenue SE, Atlanta, GA 30316.
(44)Consists of 271,512 BAG Units.
(45)Consists of 187,027 BAG Units.
(46)Consists of 216,279 BAG Units. Donald L. Gould exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Donnie Gould Restorations Inc. Donnie Gould Restorations Inc.’s business address is 2120 SE Rays Way, Stuart, FL 34994.
(47)Consists of 121,841 BAG Units.
(48)Consists of 670,352 shares of Class A Common Stock received in connection with the BAG Agreement.
(49)Consists of 43,332 shares of Class A Common Stock received in connection with the BAG Agreement.
(50)Consists of (i) 25,000 shares of Class A Common Stock held by Mr. Kauffman upon conversion of Founder Shares, (ii) 515,000 shares of Class A Common Stock held directly by Aldel Investors LLC, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC, (iv) 1,500,000 shares of Class A Common Stock held directly by Aldel LLC, (v) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, (vi) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing by Aldel LLC, (vii) 360,000 PIPE Warrants held by Aldel LLC, (viii) 257,500 held by Aldel Investors LLC and (ix) 650,000 OTM Warrants held by Aldel Investors LLC. Mr. Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC. Only the shares of Class A Common Stock held directly by Mr. Kauffman are shown as being offered for resale by Mr. Kauffman. The shares of Class A Common Stock purchased by Aldel LLC as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.
(51)Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 PIPE Warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by the trust. The shares and warrants are separately listed for resale by William and Cheryl Swanson Revocable Trust UTD 9/28/2000.
(52)Consists of (i) 500,000 shares of Class A Common Stock, and (ii) 650,000 OTM Warrants. FG SPAC Partners GP, LLC is the general partner of FG SPAC Partners LP. Larry G. Swets, Jr., as CEO of FG Financial Group, Inc. which is the sole manager of FG SPAC Partners GP, LLC, exercises voting power with respect to the securities held by FG SPAC Partners LP.
(53)Consists (a) 515,000 shares of Class A Common Stock purchased in the private placement of units by Aldel, (b) 257,500 Private Placement Warrants, (c) 650,000 OTM Warrants, and (d) 2,200,000 shares of Class A Common Stock issued upon conversion of Founder Shares. Robert I. Kauffman, as the sole Manager of Aldel Investors LLC, exercises sole voting and investment power with respect to the securities.
(54)Consists of 176,033,906 shares of Class V Common Stock and an equal number of OpCo Units issued to HHC in the Business Combination. A share of Class V Common Stock and a unit of Hagerty Group are exchangeable into shares of Class A Common Stock on one-for-one basis pursuant to the SPAC Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel O. Hagerty, Hagerty’s Chief Executive Officer, Tammy Hagerty, the sister of McKeel O. Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel O. Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the closing of the Business Combination, any of McKeel O. Hagerty, Tammy Hagerty or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and OpCo Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the closing of the Business Combination, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel O. Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and OpCo Units in an amount necessary to cover the estate obligations of the deceased stockholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel O. Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock. HHC’s principal business address is 121 Drivers Edge, Traverse City, MI 49684.
(55)Consists of selling stockholders not otherwise listed in this table who collectively beneficially own less than 1% of our outstanding common stock.

PLAN OF DISTRIBUTION
We are registering (i) up to 74,546,184 shares of Class A Common Stock for possible sale by the Selling Securityholders from time to time, (ii) up to 270,014,016 shares of Class A Common Stock that are issuable upon the exercise of the Warrants by the holders thereof and upon exchange of shares of Class V Common Stock and OpCo Units, (iii) up to 12,669,300 PIPE Warrants for possible sale by the Selling Securityholders from time to time, (iv) up to 1,300,000 OTM Warrants for possible sale by the Selling Securityholders from time to time, (v) up to 257,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time, and (vi) up to 28,750 Underwriter Warrants for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the applicable Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
The Selling Securityholders party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
Sponsor Warrant Lock-Up
The Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with us, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:
•the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination;
•the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination; and
•prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.
EXPERTS
The consolidated financial statements of Hagerty, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://investor.hagerty.com/financials/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities, including all such documents that we may file with the SEC after the date of but prior to the effectiveness of this Post-Effective Amendment No. 2:
1.Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022 (the “Annual Report”);
2.our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 9, 2022, August 10, 2022, and November 10, 2022 respectively;
3.Our Current Reports on Form 8-K, filed with the SEC on June 9, 2022, June 24, 2022, August 10, 2022, August 23, 2022 and November 10, 2022 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);
4.The description of our securities set forth in Exhibit 4.6 to our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description; and
5.All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).
To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at www.sec.gov, or by writing us at the following address or telephoning us at the number below:
Hagerty, Inc.
ATTN: General Counsel
121 Drivers Edge
Traverse City, Michigan 49684
(800) 922-4050

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$505,855
Legal fees and expenses	400,000
Accounting fees and expenses	195,000
Total	$1,100,855
We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
The Amended and Restated Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16. Exhibits.

Exhibit No.	Description
2.1+
Business Combination Agreement, dated as of August 17, 2021, by and among Aldel Financial Inc. Aldel Merger Sub LLC and The Hagerty Group, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 18, 2021).

2.2+
Contribution and Exchange Agreement, dated August 9, 2022, by and among Hagerty, Inc., The Hagerty Group, LLC, Broad Arrow Group, Inc., Broad Arrow Holdings LLC, each other Contributor party thereto, and the Contributor Representative party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 10, 2022).

3.1	Third Amended and Restated Certificate of Incorporation of the Company, dated December 2, 2021.*
3.2	Amended and Restated By-Laws of the Company, dated December 2, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.1	Form of Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.2	Form of Class V Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.3	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.4
Warrant Agreement, dated April 8, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 333-253166), filed with the SEC on April 13, 2021).

4.5
Warrant Agreement, dated December 2, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of Deloitte & Touche LLP, independent registered public accountant of the Company.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Company’s Form S-1 (File No. 333-261810), filed with the SEC on December 21, 2021).
107	Filing Fee Table.
______________
+    The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*    Filed herewith to correct minor scrivener’s errors in the name and introductory paragraph of the previously filed version.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
E.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, in the state of Michigan, on December 21, 2022.

HAGERTY, INC.
By:	/s/ McKeel O Hagerty
McKeel O Hagerty
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ McKeel O Hagerty

McKeel O Hagerty	Chief Executive Officer (Principal Executive Officer) and Director	December 21, 2022

/s/ Patrick McClymont

Patrick McClymont	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2022

*

Michael E. Angelina	Chairman of the Board	December 21, 2022

*

F. Michael Crowley	Director	December 21, 2022

*

Laurie L. Harris	Director	December 21, 2022

*

Robert I. Kauffman	Director	December 21, 2022

*

Sabrina Kay	Director	December 21, 2022

*

Mika Salmi	Director	December 21, 2022

*

William H. Swanson	Director	December 21, 2022

*

Michael L. Tipsord	Director	December 21, 2022

* By:	/s/ McKeel O Hagerty
McKeel O Hagerty
Attorney-in-Fact